UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 20, 2009 (July 14, 2009)

HIRSCH INTERNATIONAL CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23434	11-2230715
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Engineers Road, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 436-7100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Hirsch International Corp. (the “Company”) is aware of a stockholder lawsuit, dated July 14, 2009, purportedly filed in connection with the proposed merger of the Company with and into HIC Acquisition Company (“Merger Sub”), with the Company as the surviving corporation in the merger and a wholly-owned subsidiary of Hirsch Holdings, Inc. (“Parent”) after the consummation of such transaction. The proposed merger is pursuant to the Agreement and Plan of Merger (“Merger Agreement”), dated as of July 2, 2009, among the Company, Parent and Merger Sub. Parent is wholly-owned by Paul Gallagher, the Company’s President, Chief Executive Officer and Chief Operating Officer. The lawsuit, which names the Company and its directors, Parent and Merger Sub, as defendants, was filed by Anthony Chiarenza, an individual who claims to be a stockholder of the Company, in the Supreme Court of the State of New York, County of Suffolk (Index No. 09-26487). The complaint contends that the proposed price of $0.31 per share, to be paid to holders of shares of the Company’s common stock if the merger is consummated, is an unfair price in light of the value of the Company. The complaint further alleges terms of the Merger Agreement are unfair because (a) the Company is required to notify Parent and Merger Sub before a recommendation to accept a superior proposal, (b) the Merger Agreement defines a superior proposal solely as one that is more favorable “from a financial point of view” and (c) the Merger Agreement includes a $300,000 termination fee. The complaint asserts claims of breach of fiduciary duty against the individual defendants, and claims of aiding and abetting breach of fiduciary duty against the Company, Parent and Merger Sub. It seeks as relief, among other things, an order enjoining the proposed transaction as well as damages and fees and expenses, including the plaintiff's attorney's fees.

The Company believes these allegations are without merit.

Important Additional Information Regarding the Merger will be filed with the SEC:

In connection with the proposed merger, the Company will file a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s web site at http://www.sec.gov.

The definitive proxy statement and such other documents may also be obtained for free from the Company by directing such request to Hirsch International Corp., 50 Engineers Road, Suite 100, Hauppauge, New York, 11788, Attention: Corporate Secretary; Telephone (631) 436-7100, or by contacting the Company’s proxy solicitor, Georgeson Inc. at 1-888-264-6999. Banks and brokers should contact Georgeson Inc. at (212) 440-9800.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the Company’s participants in the solicitation of proxies will be set forth in the definitive proxy statement relating to the proposed merger when it becomes available.

SAFE HARBOR STATEMENT

This Current Report contains forward-looking statements which are made pursuant to the safe harbor provisions set within the meaning of the Private Securities Litigation Reform Act of 1995. Except for historical information contained herein, the matters set forth in this Current Report are forward-looking statements. Readers should note that forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including, without limitation, the outcome of the above-mentioned legal proceeding or any other legal proceedings that may be instituted against the Company and others relating to the Merger Agreement and the proposed merger and related transactions, the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to the merger, including the failure to obtain the necessary financing set forth in the debt commitment letter delivered to the Company pursuant to the Merger Agreement, the failure to receive consent to the merger from a significant supplier, and the other risks and uncertainties discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which may be updated by our subsequent periodic reports, which discussion is incorporated herein by reference. Readers are also urged to read the periodic filings and current reports on Form 8-K of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIRSCH INTERNATIONAL CORP.

	By:	/s/ Paul Gallagher
		Name:	Paul Gallagher
		Title:	President, Chief Executive Officer and Chief Operating Officer
Dated: July 20, 2009

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